EXHIBIT 99.1

Hutchinson Technology Announces Notes Repurchase and Private Placement Financing

HUTCHINSON, Minn., Jan. 23, 2013 (GLOBE NEWSWIRE) -- Hutchinson Technology Incorporated (Nasdaq:HTCH) announced today that it completed the repurchase of $18,682,000 aggregate principal amount of its outstanding 8.50% Convertible Senior Notes due 2026 (the "8.50% Convertible Notes") from certain holders for cash totaling $11,582,840, plus accrued and unpaid interest. The repurchased 8.50% Convertible Notes are being retired, and a total of $39,822,000 aggregate principal amount of 8.50% Convertible Notes remain outstanding.

The repurchase was financed through a private placement completed January 22, 2013, with an accredited institutional investor for the sale of $12,200,000 aggregate principal amount of 10.875% Senior Secured Second Lien Notes due 2017 (the "10.875% Notes"). The company received cash proceeds of $11,590,000 from the private placement, all of which were used to fund the repurchase of the 8.50% Convertible Notes.

David Radloff, Hutchinson Technology's chief financial officer, said the refinancing improves the company's financial position by extending the maturity on a portion of its debt and reducing its overall debt balance by $6,482,000 while maintaining its cash levels.

The 10.875% Notes bear interest at a rate of 10.875% per annum, payable semiannually in arrears on January 15 and July 15 of each year, beginning July 15, 2013, and mature on January 15, 2017, unless redeemed or repurchased in accordance with their terms. The 10.875% Notes are secured by liens on substantially all of the personal and real property of the company, which liens rank equally and ratably with liens securing the company's outstanding 8.50% Senior Secured Second Lien Notes due 2017 (the "8.50% Secured Notes") and junior in priority to any liens securing the company's existing or future senior secured credit facilities (other than certain excluded assets).

In connection with the closing of the private placement, amendments to the company's existing senior secured credit facility agreement and the company's indenture governing its 8.50% Secured Notes became effective. The terms of the credit facility and indenture were amended to, among other things, permit the incurrence of the debt represented by the 10.875% Notes, the granting of the second priority liens to secure the 10.875% Notes and the repurchase of the 8.50% Convertible Notes.

The definitive agreements containing details for the 8.50% Convertible Notes repurchase, the private placement financing and the amendments to the company's existing senior secured credit facility agreement and the indenture governing its 8.50% Secured Notes will be filed as exhibits to a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission.

The 10.875% Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This news release does not constitute an offer to sell or the solicitation of an offer to buy any security, nor will there be an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Hutchinson Technology

Hutchinson Technology is a global technology leader committed to creating value by developing solutions to critical customer problems. The company's Disk Drive Components Division is a key worldwide supplier of suspension assemblies for disk drives. The company's BioMeasurement Division is focused on bringing new technologies and products to the market that provide information clinicians can use to improve the quality of health care and reduce costs.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements. The company does not undertake to update its forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. These statements are subject to risks, uncertainties and other factors that are described from time to time in the company's reports filed with the Securities and Exchange Commission, many of which are outside of the company's control and which could have a material adverse effect on the company and cause actual results to differ materially from those anticipated in these forward-looking statements. Therefore, the reader should consider these risks and other factors with caution and form a critical and independent conclusion about their likely effect on the company's actual results. All forward-looking statements attributable to the company or persons acting on the company's behalf are expressly qualified in their entirety by the cautionary statements set forth herein.

CONTACT: INVESTOR CONTACT:
         Chuck Ives
         Hutchinson Technology Inc.
         320-587-1605

         MEDIA CONTACT:
         Connie Pautz
         Hutchinson Technology Inc.
         320-587-1823